Exhibit 99.1
Delek Logistics Reports Second Quarter 2026 Results

•Delek Logistics reported net income of $28.9 million or $0.54 per unit, and adjusted EBITDA of $143.5 million
•Nearing completion of the integrated sour gas processing, treating, and handling solution at the Libby Gas Complex
•DDG achieved record crude oil gathered volumes, reflecting strong commercial execution across the crude gathering platform
•Strong year-to-date operational performance supports reiterating 2026 EBITDA guidance of $520 million to $560 million.
•Successfully refinanced portions of our capital structure, extending debt maturities while reducing interest expense
•Continued our consistent distribution growth with our 54th consecutive quarterly increase to $1.135/unit

BRENTWOOD, Tenn., August 5, 2026 -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") today announced its financial results for the second quarter 2026.
“Delek Logistics delivered another strong quarter in 2026, underscoring the durability of our integrated crude, gas, and water platform and the growing contribution from third-party cash flows. As we continue positioning Delek Logistics for long-term success, we are pleased to announce that Mark Hobbs has transitioned into the role of Executive Vice President of DKL, and that Kris Kindrick has joined Delek Logistics Partners as Senior Vice President, Commercial. These changes reflect our ongoing investment in commercial leadership and the expertise needed to support our growth strategy,” said Avigal Soreq, President of Delek Logistics’ general partner.
“With the near completion of the integrated sour gas system at the Libby Complex and growing demand for our sour gas treating and acid gas injection capabilities, DKL is increasingly positioned as a differentiated Delaware Basin midstream platform with a clear path to long-term value creation.”
“We are reaffirming our 2026 EBITDA guidance of $520 to $560 million, supported by a more diversified cash flow profile, disciplined management of liquidity and leverage, and the strategic progress made to enhance DKL’s standalone financial profile. As we enter the second half of the year, we remain focused on executing against our growth opportunities, optimizing our asset base, and continuing to deliver attractive returns to unitholders," Mr. Soreq continued.
Delek Logistics reported second quarter 2026 net income of $28.9 million or $0.54 per diluted common limited partner unit. This compares to net income of $44.6 million, or $0.83 per diluted common limited partner unit, in the second quarter 2025. Net cash provided by operating activities was $71.2 million in the second quarter 2026 compared to $107.4 million in the second quarter 2025. Distributable cash flow, as adjusted was $80.5 million in the second quarter 2026, compared to $72.5 million in the second quarter 2025.
For the second quarter 2026, earnings before interest, taxes, depreciation and amortization ("EBITDA") was $120.0 million compared to $96.6 million in the second quarter 2025. The increase was primarily driven by performance from the DPG business which was associated with the prior year dropdown from Delek. The second quarter 2026 EBITDA included $0.1 million of transaction costs and $24.0 million of sales-type lease accounting impacts. For the second quarter 2026, Adjusted EBITDA was $143.5 million compared to $127.4 million in the second quarter 2025.
Distribution and Liquidity
On July 22, 2026, Delek Logistics declared a quarterly cash distribution of $1.135 per common limited partner unit for the second quarter 2026. This distribution will be paid on August 10, 2026 to unitholders of record on August 3, 2026. This represents a 1.8% increase over Delek Logistics’ second quarter 2025 distribution of $1.115 per common limited partner unit.
As of June 30, 2026, Delek Logistics had total debt of approximately $2.4 billion and cash of $13.7 million and a leverage ratio of approximately 4.23x. Additional borrowing capacity under the $1.3 billion third party revolving credit facility increased to $1.1 billion.
Consolidated Operating Results
Adjusted EBITDA in the second quarter 2026 was $143.5 million compared to $127.4 million in the second quarter 2025. The $16.1 million increase in Adjusted EBITDA reflects higher margins and increased interest income related to sales-type leases.
Gathering and Processing Segment
Adjusted EBITDA in the second quarter 2026 was $104.1 million compared with $78.0 million in the second quarter 2025. The increase was primarily due to increased margins.
Wholesale Marketing and Terminalling Segment
Adjusted EBITDA in the second quarter 2026 was $12.6 million, compared with second quarter 2025 Adjusted EBITDA of $23.3 million. The decrease was primarily due to the termination of the East Texas marketing agreement with Delek Holdings and a decrease in wholesale margins.

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Storage and Transportation Segment
Adjusted EBITDA in the second quarter 2026 was $16.3 million, compared with $16.9 million in the second quarter 2025.The decrease was primarily due to decreased income from sales-type leases.
Investments in Pipeline Joint Ventures Segment
During the second quarter 2026, Adjusted EBITDA from equity method investments was $20.7 million compared to $17.0 million in the second quarter 2025. The increase was primarily due to increase in income from W2W, partially offset by a decrease in income from our investments in our other joint ventures.
Corporate
Adjusted EBITDA in the second quarter 2026 was a loss of $10.1 million compared to a loss of $7.9 million in the second quarter 2025.
Second Quarter 2026 Results | Conference Call Information
Delek Logistics will hold a conference call to discuss its second quarter 2026 results on Wednesday, August 5, 2026 at 11:30 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekLogistics.com. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.
About Delek Logistics Partners, LP
Delek Logistics is a midstream energy master limited partnership headquartered in Brentwood, Tennessee. Through its owned assets and joint ventures located primarily in and around the Permian Basin, the Delaware Basin and other select areas in the Gulf Coast region, Delek Logistics provides gathering, pipeline and other transportation services primarily for crude oil and natural gas customers, storage, wholesale marketing and terminalling services primarily for intermediate and refined product customers, and water disposal and recycling services. Delek US Holdings, Inc. ("Delek US") owns the general partner interest as well as a majority limited partner interest in Delek Logistics, and is also a significant customer.
Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense. Forward-looking statements include, but are not limited to, anticipated performance and financial position; statements regarding future growth at Delek Logistics; distributions and the amounts and timing thereof; potential dropdown inventory; projected benefits of the Delaware Gathering, Permian Gathering, H2O Midstream and Gravity Water Midstream acquisitions; expected earnings or returns from joint ventures or other acquisitions; expansion projects; ability to create long-term value for our unit holders; financial flexibility and borrowing capacity; and distribution growth.
Investors are cautioned that the following important factors, including among others, may affect these forward-looking statements: the fact that a significant portion of Delek Logistics' revenue is derived from Delek US, thereby subjecting us to Delek US' business risks; political or regulatory developments, including tariffs, taxes and changes in governmental policies relating to crude oil, natural gas, refined products or renewables; risks and costs relating to the age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other effects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; Delek Logistics' ability to realize cost reductions; the impact of adverse market conditions affecting the utilization of Delek Logistics' assets and business performance, including margins generated by its wholesale fuel business; risks and uncertainties with respect to the possible benefits of the Delaware Gathering, Permian Gathering, H2O Midstream and Gravity transactions, as well as from integration post-closing; risks related to exposure to Permian Basin crude oil, such as supply, pricing, gathering, production and transportation capacity; uncertainties regarding actions by OPEC and non-OPEC oil producing countries impacting crude oil production and pricing; an inability of Delek US to grow as expected as it relates to our potential future growth opportunities, including dropdowns, and other potential benefits; projected capital expenditures; scheduled turnaround activity; the results of our investments in joint ventures; and other risks as disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission.
Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.
Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek Logistics undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof, except as required by applicable law or regulation.

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Non-GAAP Disclosures
Our management uses certain "non-GAAP" operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with United States ("U.S.") Generally Accepted Accounting Principles ("GAAP"). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income before interest, income taxes, depreciation and amortization and proportional interest, taxes, depreciation and amortization of equity method investments.
•Adjusted EBITDA - EBITDA adjusted for throughput and storage fees associated with the lease component of commercial agreements subject to sales-type lease accounting and certain identified infrequently occurring items, non-cash items, and items that are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends.
•Distributable cash flow - calculated as net cash flow from operating activities adjusted for changes in assets and liabilities, maintenance capital expenditures net of reimbursements, sales-type lease receipts, net of income recognized and other adjustments.
•Distributable cash flow, as adjusted - calculated as distributable cash flow adjusted to exclude significant, infrequently occurring transaction costs.
Our EBITDA, Adjusted EBITDA, distributable cash flow and distributable cash flow, as adjusted, measures are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
•Delek Logistics' operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA and Adjusted EBITDA, financing methods;
•the ability of our assets to generate sufficient cash flow to make distributions to our unitholders on a current and on-going basis;
•Delek Logistics' ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of these non-GAAP measures provide information useful to investors in assessing our financial condition and results of operations and assists in evaluating our ongoing operating performance and liquidity for current and comparative periods. Non-GAAP measures should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings, net cash provided by operating activities and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because EBITDA, Adjusted EBITDA, distributable cash flow and distributable cash flow, as adjusted may be defined differently by other partnerships in our industry, our definitions may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures. However, due to the inherent difficulty and impracticability of estimating certain amounts required by U.S. GAAP with a reasonable degree of certainty at this time without unreasonable effort and imprecision, we have not provided a reconciliation of forward-looking Adjusted EBITDA guidance.

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Delek Logistics Partners, LP
Consolidated Balance Sheets (Unaudited)
(In thousands, except unit data)
	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$13,705	$10,892
Accounts receivable	134,869	114,544
Accounts receivable from related parties	259,578	216,641
Lease receivable - affiliate	33,158	36,362
Inventory	23,708	17,913
Other current assets	5,129	4,416
Total current assets	470,147	400,768
Property, plant and equipment:
Property, plant and equipment	1,936,429	1,827,530
Less: accumulated depreciation	(460,068)	(403,523)
Property, plant and equipment, net	1,476,361	1,424,007
Equity method investments	335,690	340,070
Customer relationship intangibles, net	221,923	233,022
Other intangibles, net	145,700	137,439
Goodwill	12,203	12,203
Operating lease right-of-use assets	8,957	11,683
Finance lease right-of-use assets	29,256	27,802
Net investment in leases - affiliate	156,426	185,656
Other non-current assets	13,801	6,618
Total assets	$2,870,464	$2,779,268

LIABILITIES AND PARTNERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$427,051	$292,908
Interest payable	24,356	30,557
Excise and other taxes payable	21,194	16,569
Current portion of operating lease liabilities	2,170	3,027
Current portion of finance lease liabilities	9,834	8,310
Accrued expenses and other current liabilities	4,690	5,122
Total current liabilities	489,295	356,493
Non-current liabilities:
Long-term debt, net of current portion	2,372,717	2,344,420
Operating lease liabilities, net of current portion	2,582	3,551
Finance lease liabilities, net of current portion	20,494	20,289
Asset retirement obligations	26,157	24,278
Other non-current liabilities	28,510	24,123
Total non-current liabilities	2,450,460	2,416,661
Total liabilities	2,939,755	2,773,154
Partners' (deficit) equity:
Common unitholders - public; 19,688,283 units issued and outstanding at June 30, 2026 (19,643,923 at December 31, 2025)	488,877	510,376
Common unitholders - Delek Holdings; 33,508,831 units issued and outstanding at June 30, 2026, exclusive of 359,372 issued units held by the Partnership in Treasury (33,868,203 issued and outstanding at December 31, 2025)	(558,168)	(504,262)
Total partners' (deficit) equity	(69,291)	6,114
Total liabilities and partners' (deficit) equity	$2,870,464	$2,779,268

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Delek Logistics Partners, LP
Consolidated Statement of Income and Comprehensive Income (Unaudited)
(In thousands, except unit and per unit data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net revenues:
Affiliate	$204,764	$114,083	$371,454	$240,404
Third party	179,996	132,267	310,772	255,876
Net revenues	384,760	246,350	682,226	496,280
Cost of sales:
Cost of materials and other - affiliate	148,955	84,411	257,140	174,377
Cost of materials and other - third party	90,007	34,950	150,433	74,036
Operating expenses (excluding depreciation and amortization presented below)	42,794	37,525	89,390	78,155
Depreciation and amortization	36,914	25,879	72,267	52,377
Total cost of sales	318,670	182,765	569,230	378,945
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	543	549	992	904
General and administrative expenses	3,280	8,944	7,554	17,808
Depreciation and amortization	491	1,218	1,639	2,436
Other operating expense (income), net	(120)	438	906	(3,848)
Total operating costs and expenses	322,864	193,914	580,321	396,245
Operating income	61,896	52,436	101,905	100,035
Interest income	(22,545)	(23,538)	(54,830)	(46,085)
Interest expense	70,090	41,711	121,682	82,812
Income from equity method investments	(14,491)	(10,536)	(26,114)	(20,686)
Other income, net	(29)	(20)	(56)	(41)
Total non-operating expenses, net	33,025	7,617	40,682	16,000
Income before income taxes	28,871	44,819	61,223	84,035
Income tax expense	—	245	—	427
Net income	28,871	44,574	61,223	83,608
Comprehensive income	28,871	44,574	$61,223	$83,608
Net income per unit:
Basic	$0.54	$0.83	$1.15	$1.56
Diluted	$0.54	$0.83	$1.15	$1.56
Weighted average common units outstanding:
Basic	53,175,413	53,445,803	53,343,964	53,524,792
Diluted	53,240,181	53,473,271	53,430,114	53,553,227

Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited)	2026	2025	2026	2025
Cash flows from operating activities
Net cash provided by operating activities	$71,198	$107,423	$241,574	$138,973
Cash flows from investing activities
Net cash used in investing activities	(59,793)	(112,916)	(109,091)	(347,683)
Cash flows from financing activities
Net cash (used in) provided by financing activities	(7,607)	4,822	(129,670)	204,762
Net decrease in cash and cash equivalents	3,798	(671)	2,813	(3,948)
Cash and cash equivalents at the beginning of the period	9,907	2,107	10,892	5,384
Cash and cash equivalents at the end of the period	$13,705	$1,436	$13,705	$1,436

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Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP (Unaudited)
(In thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of Net Income to EBITDA:
Net income	$28,871	$44,574	$61,223	$83,608
Add:
Income tax expense	—	245	—	427
Depreciation and amortization	37,405	27,097	73,906	54,813
Proportional interest, taxes, depreciation and amortization from equity-method investments	6,219	6,505	12,915	13,170
Interest expense, net	47,545	18,173	66,852	36,727
EBITDA	120,040	96,594	214,896	188,745
Throughput and storage fees for sales-type leases	24,033	27,406	59,414	55,112
DPG Inventory Impact	(34)	900	265	900
Transaction costs	138	2,496	1,299	5,845
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	$(716)	$—	(129)	—
Adjusted EBITDA	$143,461	$127,396	$275,745	$250,602

Reconciliation of net cash from operating activities to distributable cash flow:
Net cash provided by operating activities	$71,198	$107,423	$241,574	$138,973
Changes in assets and liabilities	14,744	(37,602)	(79,488)	(5,522)
Non-cash lease expense	(1,747)	(1,352)	(2,848)	(3,619)
Net distributions from equity method investments in investing activities	3,064	3,443	8,089	5,570
Regulatory and sustaining capital expenditures not distributable	(9,552)	(4,598)	(13,628)	(5,243)
Reimbursement from Delek Holdings for capital expenditures	10	10	22	19
Sales-type lease receipts, net of income recognized	1,488	3,868	4,584	9,027
Other non-cash adjustments	1,164	(1,154)	297	2,538
Distributable Cash Flow	80,369	70,038	158,602	141,743
Transaction costs	138	2,496	1,299	5,845
Distributable Cash Flow, as adjusted (1)	$80,507	$72,534	$159,901	$147,588

(1) Distributable cash flow adjusted to exclude transaction costs primarily associated with the H2O Midstream Acquisition and Gravity Acquisition.

Delek Logistics Partners, LP
Distributable Coverage Ratio Calculation (Unaudited)
(In thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Distributions to partners of Delek Logistics, LP	$60,379	$59,612	$120,459	$118,932

Distributable cash flow	$80,369	$70,038	$158,602	$141,743
Distributable cash flow coverage ratio (1)	1.33x	1.17x	1.32x	1.19x
Distributable cash flow, as adjusted	80,507	72,534	$159,901	$147,588
Distributable cash flow coverage ratio, as adjusted (2)	1.33x	1.22x	1.33x	1.24x

(1) Distributable cash flow coverage ratio is calculated by dividing distributable cash flow by distributions to be paid in each respective period.
(2) Distributable cash flow coverage ratio, as adjusted is calculated by dividing distributable cash flow, as adjusted for transaction costs by distributions to be paid in each respective period.

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Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)

	Three Months Ended June 30, 2026
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$63,137	$115,853	$25,774	$—	$—	$204,764
Third party	132,002	46,875	1,119	—	—	179,996
Total revenue	$195,139	$162,728	$26,893	$—	$—	$384,760

Adjusted EBITDA	$104,058	$12,552	$16,280	$20,710	$(10,139)	$143,461
Transaction costs	—	—	—	—	138	138
DPG Inventory Impact	(34)	—	—	—	—	(34)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(716)	—	—	—	—	(716)
Throughput and storage fees for sales-type leases	11,422	3,942	8,669	—	—	24,033
Segment EBITDA	$93,386	$8,610	$7,611	$20,710	$(10,277)	120,040
Depreciation and amortization	$33,870	$762	$2,000	$—	$773	37,405
Proportional interest, taxes, depreciation and amortization from equity-method investments	$—	$—	$—	$6,219	$—	6,219
Interest income	$(10,004)	$(4,089)	$(8,452)	$—	$—	(22,545)
Interest expense	$—	$—	$—	$—	$70,090	70,090
Income tax expense						—
Net income						$28,871

	Six Months Ended June 30, 2026
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$112,383	$209,779	$49,292	$—	$—	$371,454
Third party	237,432	70,745	2,595	—	—	310,772
Total revenue	$349,815	$280,524	$51,887	$—	$—	$682,226

Adjusted EBITDA	$186,986	$26,866	$41,442	$39,029	$(18,578)	$275,745
Transaction costs	—	—	—	—	1,299	1,299
DPG Inventory Impact	265	—	—	—	—	265
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(129)	—	—	—	—	(129)
Throughput and storage fees for sales-type leases	22,844	8,494	28,076	—	—	59,414
Segment EBITDA	$164,006	$18,372	$13,366	$39,029	$(19,877)	214,896
Depreciation and amortization	67,111	1,530	3,725	—	1,540	73,906
Proportional interest, taxes, depreciation and amortization from equity-method investments	—	—	—	12,915	—	12,915
Interest income	(20,162)	(8,106)	(26,562)	—	—	(54,830)
Interest expense	—	—	—	—	121,682	121,682
Income tax expense						—
Net income						$61,223

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	Three Months Ended June 30, 2025
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures		Corporate and Other	Consolidated
Net revenues:
Affiliate	$39,098	$52,367	$22,618	$—		$—	$114,083
Third party	78,669	52,248	1,350	—		—	132,267
Total revenue	$117,767	$104,615	$23,968	$—		$—	$246,350

Adjusted EBITDA	$77,984	$23,307	$16,928	$17,041		$(7,864)	$127,396
Transaction costs	—	—	—	—		2,496	2,496
DPG Inventory Impact	900	—	—	—		—	900
Throughput and storage fees not included in revenue	13,137	4,368	9,901	—		—	27,406
Segment EBITDA	$63,947	$18,939	$7,027	$17,041	$—	$(10,360)	96,594
Depreciation and amortization	$24,085	$952	$1,301	$—		$759	27,097
Proportional interest, taxes, depreciation and amortization from equity-method investments	$—	$—	$—	$6,505		$—	6,505
Interest income	(11,113)	(4,109)	(8,316)	—		—	(23,538)
Interest expense	$—	$—	$—	$—		$41,711	41,711
Income tax expense							245
Net income							$44,574

	Six Months Ended June 30, 2025
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$77,665	$117,075	$45,664	$—	$—	$240,404
Third party	158,705	94,239	2,932	—	—	255,876
Total revenue	$236,370	$211,314	$48,596	$—	$—	$496,280

Adjusted EBITDA	$159,059	$41,057	$31,399	$33,856	$(14,769)	$250,602
Transaction costs	—	—	—	—	5,845	5,845
DPG Inventory Impact	900	—	—	—	—	900
Throughput and storage fees not included in revenue	26,273	8,881	19,958	—	—	55,112
Segment EBITDA	$131,886	$32,176	$11,441	$33,856	$(20,614)	188,745
Depreciation and amortization	$48,808	$1,904	$2,582	$—	$1,519	54,813
Proportional interest, taxes, depreciation and amortization from equity-method investments	$—	$—	$—	$13,170	$—	13,170
Interest income	(22,478)	(8,270)	(15,337)	—	—	(46,085)
Interest expense	$—	$—	$—	$—	$82,812	82,812
Income tax expense						427
Net income						$83,608

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Delek Logistics Partners, LP
Segment Capital Spending
(In thousands)
	Three Months Ended June 30,		Six Months Ended June 30, 2026
Gathering and Processing	2026	2025	2026	2025
Regulatory capital spending	$1,987	$—	$2,875	$—
Sustaining capital spending	6,686	2,627	9,602	2,640
Growth capital spending	50,950	114,591	96,665	185,889
Segment capital spending	59,623	117,218	109,142	188,529
Wholesale Marketing and Terminalling
Regulatory capital spending	10	—	74	11
Sustaining capital spending	67	65	80	144
Growth capital spending	373	—	407	—
Segment capital spending	450	65	561	155
Storage and Transportation
Regulatory capital spending	15	799	13	1,020
Sustaining capital spending	786	1,107	983	1,428
Segment capital spending	801	1,906	996	2,448
Consolidated
Regulatory capital spending	2,012	799	2,962	1,031
Sustaining capital spending	7,539	3,799	10,665	4,212
Growth capital spending	51,323	114,591	97,072	185,889
Total capital spending	$60,874	$119,189	$110,699	$191,132

Delek Logistics Partners, LP
Segment Operating Data (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Gathering and Processing Segment:
Throughputs (average bpd)
El Dorado Assets:
Crude pipelines (non-gathered)	74,197	71,220	68,068	66,580
Refined products pipelines to Enterprise Systems	52,059	53,597	48,379	54,797
El Dorado Gathering System	9,737	9,983	9,485	10,151
East Texas Crude Logistics System	34,259	33,101	30,791	30,027
Midland Gathering System	209,957	207,183	214,057	209,059
Plains Connection System	176,680	158,881	194,421	169,004
Delaware Gathering Assets:
Natural Gas Gathering and Processing (Mcfd(1))	80,715	60,940	72,355	60,378
Crude Oil Gathering (average bpd)	157,156	137,167	143,380	129,737
Water Disposal and Recycling (average bpd)	105,396	116,504	108,269	122,468
Midland Water Gathering System:
Water Disposal and Recycling (average bpd) (3)	701,435	600,891	679,223	613,817
Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd) (2)	—	67,516	—	67,695
West Texas marketing throughputs (average bpd)	4,191	10,757	7,960	10,791
West Texas gross margin per barrel	$2.88	$4.12	$3.65	$2.88
Terminalling throughputs (average bpd) (4)	159,363	150,971	147,619	144,030
(1) Mcfd - average thousand cubic feet per day.
(2) East Texas Marketing agreement was terminated on January 1, 2026.
(3) Includes freshwater sales of 119,653 bpd and 119,383 bpd for the three and six months ended June 30, 2026, respectively, and 14,765 bpd and 13,697 bpd for the three and six months ended June 30, 2025, respectively.
(4) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas terminals, our El Dorado and North Little Rock, Arkansas terminals and our Memphis and Nashville, Tennessee terminals.

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Investor Relations and Media/Public Affairs Contact:
investor.relations@delekus.com
Information about Delek Logistics Partners, LP can be found on its website (www.deleklogistics.com), investor relations webpage (https://www.deleklogistics.com/investor-relations), news webpage (https://www.deleklogistics.com/news-releases) and its X account (@DelekLogistics).

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